UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 30, 2020 (the "Closing Date"), SunOpta Inc. ("SunOpta" or the "Company") completed the previously announced divestiture of its organic ingredient sourcing and production business, Tradin Organic, by selling all of the Company's interests and rights in The Organic Corporation B.V. and Tradin Organics USA LLC to Amsterdam Commodities N.V. (the "Purchaser") for debt and cash free consideration of €330 million (the "Transaction").  Together with the Company's former soy and corn business (sold in February 2019), Tradin Organic comprised the Company's Global Ingredients operating segment.  With the divestiture, Tradin Organic qualifies for reporting as a discontinued operation under United States ("U.S.") Generally Accepted Accounting Principles ("GAAP").

The cash consideration received by the Company is subject to certain post-closing adjustments as described in the Master Purchase Agreement, dated November 25, 2020, among the Company, the Purchaser, and the other parties thereto (the "Master Purchase Agreement").  At the Closing Date, the Company realized a gain on the Transaction, with the final amount being dependent on the final allocation of the purchase price, together with the finalization of the closing balance sheet of Tradin Organic and closing costs and tax filings related to the Transaction.

The accompanying unaudited pro forma condensed combined balance sheet of SunOpta as at the end of the third quarter September 26, 2020 is presented as if the Transaction had occurred on September 26, 2020.  The accompanying unaudited pro forma condensed combined statements of operations of SunOpta for the three quarters ended September 26, 2020, and each of the three years in the period ended December 28, 2019, are presented as if the transaction had occurred on January 1, 2017.  To derive the pro forma financial information, the historical results of the Company have been adjusted to eliminate the assets, liabilities, revenues, and expenses of Tradin Organic, which have historically been consolidated by the Company.  The pro forma adjustments are described in the notes to the unaudited pro forma condensed combined financial statements.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances; however, the actual amounts could differ.  The pro forma adjustments are directly attributable to the Transaction and are expected to have a continuing impact on the results of operations of the Company.  In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.  The unaudited pro forma condensed combined financial statements are for informational purposes only, and are not necessarily indicative of the operating results or financial position that would have been achieved had the Transaction been consummated on the dates indicated, and should not be construed as being representative of the Company's future results of operations or financial position.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for each of the three years in the period ended December 28, 2019, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2019, and the Company's consolidated financial statements and notes thereto and MD&A for the period ended September 26, 2020, included in the Company's Quarterly Report on Form 10-Q.

All currency amounts in these unaudited pro forma condensed combined financial statements are stated in U.S. dollars ("$"), unless otherwise stated.  Amounts expressed in euros are preceded by the symbol "€".  As of September 26, 2020, the closing rate of exchange for the U.S. dollar to the euro was $1.00 = €0.8601.  As of the Closing Date, the rate of exchange for the U.S. dollar to the euro was $1.00 = €0.8163.

Forward-Looking Statements

Statements included in these unaudited pro forma condensed combined financial statements regarding the expected gain on the Transaction and potential savings due to the reduction or elimination of cost from management fees are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, and are based on information available to the Company on the date of this report.  These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on certain assumptions and analyses the Company makes considering its experience and its interpretation of current conditions, historical trends and expected future developments, as well as other factors that it believes are appropriate in the circumstance.  Whether actual results and developments will agree with these expectations and predictions is subject to many risks and uncertainties including, but not limited to, finalization of the closing balance sheet of Tradin Organic and closing costs and tax filings related to the Transaction, as well as any post-closing adjustments.  Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the Company's actual results or the developments it anticipates will be realized.

SUNOPTA INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE QUARTERS ENDED SEPTEMBER 26, 2020
(Expressed in thousands of U.S. dollars, except per share amounts)

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues	$961,874	$(378,217)	(a)	$583,657

Cost of goods sold	836,583	(330,196)	(a)	506,387

Gross profit	125,291	(48,021)		77,270

Selling, general and administrative expenses	84,783	(20,910)	(b)	63,873
Intangible asset amortization	7,869	(1,117)	(b)	6,752
Other expense (income), net	(601)	1,390	(b)	789
Foreign exchange loss	2,969	(1,819)	(b)	1,150

Earnings before the following	30,271	(25,565)		4,706

Interest expense, net	24,233	(1,796)	(c)	22,437

Earnings (loss) before income taxes	6,038	(23,769)		(17,731)

Provision for (recovery of) income taxes	1,623	(6,382)	(d)	(4,759)

Net earnings (loss)	4,415	(17,387)		(12,972)

Loss attributable to non-controlling interests	(42)	42	(e)	-

Earnings (loss) attributable to SunOpta Inc.	4,457	(17,429)		(12,972)

Dividends and accretion on preferred stock	(7,473)	-		(7,473)

Loss attributable to common shareholders	$(3,016)	$(17,429)		$(20,445)

Basic and diluted loss per share	$(0.03)			$(0.23)

Basic and diluted weighted-average number of shares outstanding (000s)	88,962			88,962

(See the accompanying notes to the unaudited pro forma condensed combined financial statements)

SUNOPTA INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 28, 2019
(Expressed in thousands of U.S. dollars, except per share amounts)

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues	$1,190,022	$(468,426)	(a)	$721,596

Cost of goods sold	1,074,769	(418,676)	(a)	656,093

Gross profit	115,253	(49,750)		65,503

Selling, general and administrative expenses	108,340	(27,737)	(b)	80,603
Intangible asset amortization	10,971	(1,859)	(b)	9,112
Other income, net	(40,048)	(591)	(b)	(40,639)
Foreign exchange gain	(1,304)	1,147	(b)	(157)

Earnings before the following	37,294	(20,710)		16,584

Interest expense, net	34,677	(1,912)	(c)	32,765

Earnings (loss) before income taxes	2,617	(18,798)		(16,181)

Provision for (recovery of) income taxes	3,221	(6,322)	(d)	(3,101)

Net loss	(604)	(12,476)		(13,080)

Earnings attributable to non-controlling interests	154	(154)	(e)	-

Loss attributable to SunOpta Inc.	(758)	(12,322)		(13,080)

Dividends and accretion on preferred stock	(8,022)	-		(8,022)

Loss attributable to common shareholders	$(8,780)	$(12,322)		$(21,102)

Basic and diluted loss per share	$(0.10)			$(0.24)

Basic and diluted weighted-average number of shares outstanding (000s)	87,787			87,787

(See the accompanying notes to the unaudited pro forma condensed combined financial statements)

SUNOPTA INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 29, 2018
(Expressed in thousands of U.S. dollars, except per share amounts)

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues	$1,260,852	$(476,880)	(a)	$783,972

Cost of goods sold	1,137,382	(423,941)	(a)	713,441

Gross profit	123,470	(52,939)		70,531

Selling, general and administrative expenses	108,248	(25,731)	(b)	82,517
Intangible asset amortization	11,038	(1,887)	(b)	9,151
Other expense, net	2,825	2,417	(b)	5,242
Goodwill impairment	81,222	-		81,222
Foreign exchange loss	252	62	(b)	314

Loss before the following	(80,115)	(27,800)		(107,915)

Interest expense, net	34,406	(1,285)	(c)	33,121

Loss before income taxes	(114,521)	(26,515)		(141,036)

Recovery of income taxes	(5,378)	(8,188)	(d)	(13,566)

Net loss	(109,143)	(18,327)		(127,470)

Earnings attributable to non-controlling interests	62	(62)	(e)	-

Loss attributable to SunOpta Inc.	(109,205)	(18,265)		(127,470)

Dividends and accretion on preferred stock	(7,909)	-		(7,909)

Loss attributable to common shareholders	$(117,114)	$(18,265)		$(135,379)

Basic and diluted loss per share	$(1.34)			$(1.55)

Basic and diluted weighted-average number of shares outstanding (000s)	87,082			87,082

(See the accompanying notes to the unaudited pro forma condensed combined financial statements)

SUNOPTA INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 30, 2017
(Expressed in thousands of U.S. dollars, except per share amounts)

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues	$1,279,593	$(443,830)	(a)	$835,763

Cost of goods sold	1,134,506	(383,361)	(a)	751,145

Gross profit	145,087	(60,469)		84,618

Selling, general and administrative expenses	127,507	(24,588)	(b)	102,919
Intangible asset amortization	11,195	(1,862)	(b)	9,333
Other expense, net	23,660	(4,133)	(b)	19,527
Goodwill impairment	115,000	-		115,000
Foreign exchange loss	5,618	(5,499)	(b)	119

Loss before the following	(137,893)	(24,387)		(162,280)

Interest expense, net	32,504	(810)	(c)	31,694

Loss before income taxes	(170,397)	(23,577)		(193,974)

Recovery of income taxes	(35,829)	(8,130)	(d)	(43,959)

Net loss	(134,568)	(15,447)		(150,015)

Earnings attributable to non-controlling interests	752	(135)	(e)	617

Loss attributable to SunOpta Inc.	(135,320)	(15,312)		(150,632)

Dividends and accretion on preferred stock	(7,809)	-		(7,809)

Loss attributable to common shareholders	$(143,129)	$(15,312)		$(158,441)

Basic and diluted loss per share	$(1.66)			$(1.83)

Basic and diluted weighted-average number of shares outstanding (000s)	86,355			86,355

(See the accompanying notes to the unaudited pro forma condensed combined financial statements)

SUNOPTA INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS AT SEPTEMBER 26, 2020
(Expressed in thousands of U.S. dollars)

		Pro Forma
	Historical	Adjustments		Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$938	$270,514	(f)	$271,452
Accounts receivable	138,968	(54,466)	(g)	84,502
Inventories	310,344	(158,531)	(g)	151,813
Prepaid expenses and other current assets	30,112	(15,172)	(g)	14,940
Income taxes recoverable	8,409	(979)	(g)	7,430
Total current assets	488,771	41,366		530,137

Property, plant and equipment	194,141	(24,448)	(g)	169,693
Operating lease right-of-use assets	61,071	(2,217)	(g)	58,854
Goodwill	28,799	(24,801)	(g)	3,998
Intangible assets	142,136	(6,625)	(g)	135,511
Deferred income taxes	3,650	(194)	(g)	3,456
Other assets	2,794	(457)	(g)	2,337

Total assets	$921,362	$(17,376)		$903,986

LIABILITIES
Current liabilities
Bank indebtedness	$199,908	$(73,269)	(h)	$126,639
Accounts payable and accrued liabilities	144,477	(39,208)	(g)	105,269
Customer and other deposits	98	-		98
Income taxes payable	753	(120)	(g)	633
Other current liabilities	733	(733)	(g)	-
Current portion of long-term debt	3,292	(694)	(g)	2,598
Current portion of operating lease liabilities	15,593	(1,022)	(g)	14,571
Current portion of long-term liabilities	600	-		600
Total current liabilities	365,454	(115,046)		250,408

Long-term debt	240,582	(5,988)	(g)	234,594
Operating lease liabilities	45,984	(1,195)	(g)	44,789
Long-term liabilities	1,929	(971)	(g)	958
Deferred income taxes	18,188	5,474	(i)	23,662
Total liabilities	672,137	(117,726)		554,411

Preferred stock	114,423	-		114,423

EQUITY
Shareholders' equity
Common shares	325,471	-		325,471
Additional paid-in capital	35,726	-		35,726
Accumulated deficit	(217,947)	90,540	(j)	(127,407)
Accumulated other comprehensive income (loss)	(10,270)	11,632	(g)	1,362
	132,980	102,172		235,152
Non-controlling interests	1,822	(1,822)	(g)	-
Total equity	134,802	100,350		235,152

Total equity and liabilities	$921,362	$(17,376)		$903,986

(See the accompanying notes to the unaudited pro forma condensed combined financial statements)

SUNOPTA INC.
NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINDED FINANCIAL STATEMENTS

(a) This adjustment reflects the elimination of the revenues and cost of goods sold of Tradin Organic.

(b) This adjustment reflects the elimination of selling, general and administrative expenses, intangible asset amortization, other income and expense items, and foreign exchange gains and losses of Tradin Organic.  Selling, general and administrative expenses exclude management fees charged by SunOpta Corporate Services and include stock-based compensation expense attributable to employees of Tradin Organic.  Not included in the pro forma results are potential savings due to costs included in management fees that may be reduced or eliminated after the Transaction.

(c) This adjustment eliminates interest expense on debt directly attributable to Tradin Organic.

(d) This adjustment represents the income tax effect of the pro forma adjustments, reflecting the historical statutory rates in effect for the periods presented.

(e) This adjustment eliminates earnings or losses attributable to non-controlling interests in certain subsidiaries of Tradin Organic.

(f) This adjustment reflects the estimated cash proceeds from the Transaction, net of estimated closing costs and cash income taxes related to the Transaction, and the required repayment of certain bank indebtedness of Tradin Organic not assumed by the Purchaser, all measured as at September 26, 2020.  The estimated cash proceeds as at September 26, 2020, do not reflect any pre-closing adjustments to the proceeds based on the results of operations and changes in financial position of Tradin Organic from September 26, 2020 to the Closing Date, or any potential post-closing adjustments, under the terms of the Master Purchase Agreement.

On December 31, 2020, the Company realized a loss of approximately $13 million on a foreign currency forward contract entered into by the Company to mitigate exchange rate risks on the euro-denominated cash proceeds.  This loss has not been reflected in the unaudited pro forma condensed combined financial statements as it is not considered directly attributable to the Transaction, or a direct operating item of Tradin Organic.

On December 31, 2020, the Company utilized approximately $233 million of the net proceeds from the Transaction to redeem all of its outstanding 9.5% Senior Secured Second Lien Notes due 2022 (the "Notes"), at a redemption price of 102.375% of the $223.5 million principal amount of the Notes, together with accrued and unpaid interest on the Notes to the date of redemption.  The Company applied the remaining proceeds from the Transaction to repay other outstanding bank indebtedness under its line of credit facilities.  The redemption of the Notes and repayment of bank indebtedness, including the associated future cash interest savings, have not been reflected in the unaudited pro forma condensed combined financial statements as the redemption of the Notes and the repayment of bank indebtedness are not considered directly attributable to the Transaction.

(g) This adjustment reflects the elimination of the assets, liabilities, accumulated other comprehensive loss, and non-controlling interests attributable to Tradin Organic as at September 26, 2020.

(h) This adjustment reflects the required repayment of bank indebtedness of Tradin Organic and the elimination of other bank indebtedness attributable to Tradin Organic as at September 26, 2020.

(i) This adjustment reflects the utilization of existing loss carryforwards of the Company to offset estimated U.S. federal income taxes related to the Transaction, measured as at September 26, 2020.

(j) This adjustment reflects the estimated gain on the Transaction measured as at September 26, 2020.  The estimated gain has not been reflected in the proforma condensed combined statements of operations for the three quarters ended September 26, 2020, or for the year ended December 28, 2019, as it is considered non-recurring in nature.  The final determination of the gain on the Transaction as of the Closing Date is subject to the final allocation of the purchase price, together with the finalization of the closing balance sheet of Tradin Organic and closing costs and tax filings related to the Transaction.  Accordingly, the estimated gain on the Transaction as at September 26, 2020, is preliminary and presented solely for informational purposes.  The final gain recognized could be higher or lower than the preliminary estimate.